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                                                                    EXHIBIT 99.1

                    Interliant Closes on $10 Million Funding

             Charterhouse and Mobius, Original Interliant Investors,
                       Increase Investment in the Company

PURCHASE, NY, MARCH 11, 2002 - Interliant, Inc. (NASDAQ:INIT), a leading provider of managed infrastructure services, announced today that it consummated the funding transaction announced by the company on February 14, 2002, with affiliates of Charterhouse Group International, Inc. ("Charterhouse"), and Mobius Venture Capital (`Mobius,' formerly Softbank Venture Capital) for an aggregate $10 million investment. This transaction closed and was funded on March 8, 2002.

Under the terms of the definitive agreements, Charterhouse and Mobius purchased, in the aggregate, 100 units (the "Units"), with each Unit consisting of $100,000 principal amount of 10% Convertible Subordinated Notes (the "Notes") and 100,000 warrants (the "Warrants") for the purchase of shares of the company's Common Stock for a total sales price of $10.0 million. The Notes are convertible at the option of the holder, at any time prior to maturity on March 8, 2005, into company Common Stock at a conversion price of $0.30 per share, subject to adjustment. Interest payments will be payable semi-annually on each August 31st and February 28th during the term, in cash or by the issuance of additional Notes, at the company's option. The Warrants have an exercise price of $0.30 per share and expire March 8, 2007.

"This continuing support from our two largest investors clearly demonstrates their confidence in our current direction," said Bruce Graham, Interliant president and CEO.

About Interliant
----------------

Interliant, Inc. (Nasdaq:INIT) is a leading provider of managed infrastructure solutions, encompassing messaging, security and hosting plus an integrated set of professional services products that differentiate and add customer value to these core solutions. The company makes it easier and more cost-effective for its customers to acquire, maintain and manage their IT infrastructure via selective outsourcing. Interliant sells to the large/enterprise market through its direct sales force and to the small and medium-business market (SMB) through its INIT Branded Solutions program, which allows companies to private label its offerings. Headquartered in Purchase, NY, Interliant has forged strategic alliances and partnerships with the world's leading software, networking and hardware manufacturers, including Microsoft (Nasdaq:MSFT), Oracle Corporation (Nasdaq:ORCL), DELL Computer Corporation (Nasdaq:DELL), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com

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Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the
United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

         This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.